UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 5, 2016, B. Riley Financial, Inc. (the “Company”) issued a press release (the “Original Release”) reporting its financial results for the fiscal quarter ended June 30, 2016. A copy of the press release was attached to the originally filed version of this Current Report on Form 8-K as Exhibit 99.1. Subsequent to the issuance of the Original Release, the Company discovered that the Original Release had inadvertently omitted the Company’s estimated adjusted EBITDA results for the seven month period ended July 31, 2016. As a result, the Company issued a revised press release (the “Revised Release”) reporting its financial results for the fiscal quarter ended June 30, 2016 as well as its estimated adjusted EBITDA for the seven month period ended July 31, 2016. The Revised Release supersedes and replaces the Original Release in its entirety. The Revised Release is attached hereto as Exhibit 99.2.

The information set forth in this Current Report, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report, including Exhibit 99.2 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.2	Revised Earnings Release dated August 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 5, 2016	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
	Name:	Phillip J. Ahn
	Title:	Chief Financial Officer and Chief Operating Officer